UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2021 (January 14, 2021)

ATLANTIC POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-34691	55-0886410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Allied Drive, Suite 155 Dedham, MA	02026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (617) 977-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common Shares, no par value, and the associated Rights to Purchase Common Shares	AT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2021, Atlantic Power Corporation (“Atlantic Power” or the “Company”), together with its subsidiaries, Atlantic Power Preferred Equity Ltd. (“APPEL”) and Atlantic Power Limited Partnership (“APLP”), entered into a definitive agreement (the “Arrangement Agreement”) with affiliates of infrastructure funds managed by I Squared Capital Advisors (US) LLC (“I Squared Capital”) (collectively, the “Purchasers”), under which the Company’s outstanding common shares (the “Common Shares”) and Convertible Debentures (as defined below), APPEL’s outstanding Preferred Shares (as defined below) and APLP’s outstanding MTNs (as defined below) will be acquired (the “Transaction”).

The acquisition of the Company’s outstanding Common Shares and the redemption of APPEL’s Preferred Shares will be completed by way of a plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia). In connection with the Arrangement, and subject to the terms and conditions of the Arrangement Agreement: (i) holders of the Common Shares will receive US$3.03 per Common Share in cash; (ii) the Company’s 6.00% Series E Convertible Unsecured Subordinated Debentures due January 31, 2025 (the “Convertible Debentures”) will be converted into Common Shares immediately prior to the closing of the Transaction based on the conversion ratio in effect at such time (including the “make whole premium shares” issuable under the terms of the trust indenture for the Convertible Debentures following a cash change of control) and holders of the Convertible Debentures will receive US$3.03 per Common Share held following the conversion of the Convertible Debentures, plus accrued and unpaid interest thereon up to, but excluding, the closing date of the Transaction; (iii) APPEL’s cumulative redeemable preferred shares, Series 1, cumulative rate reset preferred shares, Series 2, and cumulative floating rate preferred shares, Series 3 (collectively, the “Preferred Shares”), will be redeemed for Cdn$22.00 per Preferred Share in cash; and (iv) APLP’s 5.95% medium term notes due June 23, 2036 (the “MTNs”) will be redeemed for consideration equal to 106.071% of the principal amount of the MTNs held as of the closing of the Transaction, plus accrued and unpaid interest on the MTNs up to, but excluding, the closing date of the Transaction. Holders of MTNs that deliver a written consent to the proposed amendments to the trust indenture governing the MTNs to give effect to the redemption will also be entitled to a consent fee equal to 0.25% of the principal amount of MTNs held by such holders, conditional on closing of the Transaction.

In connection with the Arrangement, the Company’s shareholder rights plan will be terminated and all rights to purchase Common Shares issued pursuant to the shareholder rights plan will be cancelled.

The Arrangement Agreement provides that the Transaction is subject to a number of closing conditions, including court approval of the Arrangement, regulatory approvals (including under the Competition Act (Canada) and the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Communications Act of 1934, as amended, and the Federal Power Act, as amended), as well as the receipt of certain third-party consents.

The Transaction is also conditional on the approval of two-thirds of the votes cast by holders of the Common Shares voting in person or by proxy at a special meeting of the holders of the Common Shares and the approval of two-thirds of the votes cast by holders of the Preferred Shares (voting as a single class) in person or by proxy at a meeting of the holders of APPEL’s Preferred Shares in respect of both the Arrangement and the proposed continuance of APPEL under the laws of British Columbia.

In addition, the Transaction is conditional upon the approval of the holders of the Convertible Debentures and the MTNs, respectively (in each case either by way of votes of the holders of the Convertible Debentures and the MTNs holding at least two-thirds of the principal amount of the Convertible Debentures and MTNs, respectively, voted in person or by proxy at separate meetings of the holders of the Convertible Debentures and the MTNs or by way of separate written consents of the holders of the Convertible Debentures and the MTNs holding not less than two-thirds of the principal amount of the Convertible Debentures and the MTNs outstanding, as applicable), of certain amendments to the trust indentures governing the Convertible Debentures and the MTNs. The Company and APLP will seek the approval of the holders of the Convertible Debentures and MTNs by way of separate meetings and/or consent solicitations.

A bondholder representing approximately 66% of the principal amount of MTNs outstanding and approximately 19% of the principal amount of Convertible Debentures outstanding has agreed to vote in favor of or otherwise consent to amendments to the trust indentures governing those securities.

Either the Company or the Purchasers may terminate the Arrangement Agreement in certain circumstances, including if (1) the Arrangement is not completed by July 14, 2021, subject to extension in certain circumstances for up to 90 days (the “Outside Date”), (2) the approvals of the Company’s and its subsidiaries’ securityholders described above are not obtained, (3) any law or order is enacted and becomes final and non-appealable that prohibits the consummation of the Arrangement or (4) the other party breaches its representations, warranties or covenants in the Arrangement Agreement in a way that would cause such party’s condition to consummate the Arrangement not to be satisfied, subject to the right of the breaching party to cure the breach. The Purchasers may terminate the Arrangement Agreement upon a change in the board recommendation of the Company, APPEL or the general partner of APLP (or in the event of specified related actions) or if specified conditions to closing become incapable of being satisfied by the Outside Date. The Arrangement Agreement is subject to customary non-solicitation provisions and, subject to compliance with specified process and notice requirements, including a “right to match” in favor of the Purchasers, the Company may terminate the Arrangement Agreement to enter into a definitive agreement with respect to a superior proposal (as defined in the Arrangement Agreement).

A termination fee of US$12.5 million will be payable by the Company to the Purchasers should the Transaction not close under certain circumstances, including if the Arrangement is not completed as a result of the Company accepting an unsolicited superior proposal. A reverse termination fee of US$15.0 million will be payable by the Purchasers to the Company should the Transaction not close as a result of an uncured breach by the Purchasers of the Arrangement Agreement (provided the Company is not then in breach of the Arrangement Agreement).

The Arrangement will result in the acceleration of vesting of the Company’s outstanding incentive awards, and the holders of such incentive awards will be entitled to receive US$3.03 for each incentive award held.

The Arrangement Agreement contains other customary representations, warranties and covenants of the parties.

Following closing of the Transaction, the Common Shares will be delisted from the Toronto Stock Exchange (“TSX”) and the New York Stock Exchange and the Preferred Shares and Convertible Debentures will be delisted from the TSX. The parties currently expect to close the Transaction in the second quarter of 2021.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Arrangement Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Arrangement Agreement has been included to provide investors with information regarding its terms. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Arrangement Agreement, and unless required by applicable law, the Company does not undertake any obligation to update such information.

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Jeffrey S. Levy, the Company’s Senior Vice President, General Counsel and Corporate Secretary, resigned effective as of January 1, 2021. In conjunction with the entry into the Arrangement Agreement, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Levy. The Consulting Agreement provides that, following Mr. Levy’s resignation from his employment with the Company as the Company’s Senior Vice President, General Counsel and Corporate Secretary, Mr. Levy will provide services as a consultant for the Company, effective immediately following the execution of the Arrangement Agreement until December 31, 2021 (the “Consulting Period”). The Consulting Agreement further provides that Mr. Levy shall receive a fee of $600,000 in the aggregate for such services, to be distributed in equal quarterly payments of $150,000 throughout the Consulting Period, with the receipt of such payments being subject to Mr. Levy’s compliance with certain post-employment covenants and to the closing of the transactions contemplated by the Arrangement Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 14, 2021, the Company issued a press release relating to the entry into the Arrangement Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. As announced in the press release, the Company will hold a conference call to discuss the transaction at 8:00 a.m. on January 15, 2021. A slide presentation that will be made in connection with the conference call is attached hereto as Exhibit 99.2 and is incorporated by reference herein. On January 15, 2021, the Company will issue a questions and answers document (“Q&A”) for its investors. A copy of the Q&A is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise stated in that filing. The Company does not undertake any obligation to update the information contained in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Arrangement Agreement dated as of January 14, 2021, among the Company, APPEL and the Purchasers.
10.1	Consulting Agreement dated as of January 14, 2021, between Jeffrey S. Levy and the Company
99.1	Press Release, dated January 14, 2021.
99.2	Slide presentation to be used in conference call on January 15, 2021
99.3	Investor Questions & Answers to be used on January 15, 2021
104	Cover Page Interactive Data File (formatted Inline XBRL)

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this report contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and forward-looking information under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this report may constitute forward-looking statements, which reflect the expectations of the Company’s management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects and the Transaction. These statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of the words “plans”, “expects”, “does not expect”, “is expected”, “budget”, “estimates”, “forecasts”, “targets”, “intends”, “anticipates” or “does not anticipate”, “believes”, “outlook”, “objective”, or “continue”, or equivalents or variations, including negative variations, of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Examples of such statements in this report include, but are not limited to, statements with respect to the following:

•	the anticipated benefits of the Transaction to the parties, the holders of the Common Shares and Convertible Debentures, the holders of the Preferred Shares and the holders of the MTNs;

•	the anticipated receipt of required regulatory, court and securityholder approvals for the transaction;

•	the receipt of third-party consents necessary to satisfy closing conditions to the Transaction;

•	the ability of the parties to satisfy the other conditions to, and to complete, the Transaction;

•	the Company’s intention to hold meetings of the holders of the Common Shares and Convertible Debentures, APPEL’s intention to hold a meeting of the holders of the Preferred Shares and APLP’s intention to hold a meeting of the holders of the MTNs;

•	the mailing of the management information circular and proxy statement and/or consent solicitation documents; and

•	the anticipated timing of the closing of the Transaction.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Risks and uncertainties inherent in the nature of the Transaction include, without limitation, the failure of the Company, APLP, APPEL and the Purchasers to obtain necessary securityholder, regulatory and court approvals, including those noted above, obtain third-party consents, or to otherwise satisfy the conditions to the completion of the Transaction, in a timely manner, or at all, failure to realize the expected benefits of the Transaction and general economic conditions. Failure to so obtain required approvals or consents, or the failure of the parties to otherwise satisfy the conditions to or complete the Transaction, may result in the Transaction not being completed on the proposed terms, or at all. Please also refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the U.S. Securities and Exchange Commission (the “SEC”) from time to time for a detailed discussion of the risks and uncertainties affecting the Company. The anticipated dates provided may change for a number of reasons, including unforeseen delays in preparing securityholder meeting or consent solicitation materials, the inability to secure necessary securityholder, regulatory, court or other third-party approvals or consents in the time assumed, delays resulting from the impact of the COVID-19 pandemic, or the need for additional time to satisfy the other conditions to the completion of the Transaction. Although the forward-looking statements contained in this report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this report and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

Additional Information about the Arrangement and Where to Find It

This report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This report is being made in respect of the Transaction involving Atlantic Power, APPEL and the Purchasers pursuant to the terms of the Arrangement Agreement by and among Atlantic Power, APPEL and the Purchasers and may be deemed to be soliciting material relating to the Arrangement. In connection with the Transaction, Atlantic Power will file a management information circular and proxy statement relating to a special meeting of the holders of Common Shares with the SEC and Canadian Securities Administrators. Additionally, Atlantic Power will file other relevant materials in connection with the Transaction with the SEC. Securityholders of Atlantic Power are urged to read the management information circular and proxy statement regarding the Transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the Transaction because they will contain important information about the Transaction and the parties to the Arrangement Agreement. The definitive management information circular and proxy statement will be mailed to holders of Atlantic Power’s Common Shares. Holders of Atlantic Power’s Common Shares will be able to obtain a copy of the management information circular and proxy statement, and the filings with the SEC and Canadian Securities Administrators that will be incorporated by reference into the management information circular and proxy statement, as well as other filings containing information about the Transaction and the parties to the Arrangement Agreement made by Atlantic Power with the SEC and Canadian Securities Administrators free of charge on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, or on Atlantic Power’s website at www.atlanticpower.com. Information contained on, or that may be accessed through, the websites referenced in this report is not incorporated into and does not constitute a part of this report. These website addresses are included only as inactive textual references and are not intended to be active links.

Participants in the Solicitation

Atlantic Power and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Atlantic Power’s Common Shares in respect of the Transaction. Information about Atlantic Power’s directors and executive officers is set forth in the proxy statement and proxy circular for Atlantic Power’s 2020 Annual General Meeting of Shareholders, which was filed with the SEC and Canadian Securities Administrators on April 28, 2020. Investors may obtain additional information regarding the interest of such participants by reading the management information circular and proxy statement regarding the Transaction when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: January 15, 2021	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer